Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated May 30, 2006, accompanying the consolidated financial statements included in the Annual Report of WQN, Inc. (formerly known as WordQuest Networks, Inc.) on Form 10-KSB for the year ended December 31, 2005.  We hereby consent to the incorporation by reference of said report in the following Registration Statements of WQN, Inc:

Form Type	Registration Number

S-8	333-107847, effective August 11, 2003
S-8	333-54498, effective January 29, 2001
S-8	333-40350, effective June 28, 2000
S-8	333-40348, effective June 28, 2000

/s/ Grant Thornton LLP
Dallas, Texas
May 30, 2006